EXHIBIT 77(O) MORGAN STANLEY DEAN WITTER AGGRESSIVE EQUITY FUND 10f-3 transactions for the period January 1, 2000- June
  30, 2000 TOTAL ISSUED/ DATE PRICE SHARES % of PRINCIPAL PURCHASED SECURITY PURCHASED SHARE PURCHASED Assets AMOUNT
BY FUND BROKER(S) Aclara Biosciences 03/20/00 $ 21.00 23,800
  0.041% $ 189,000,000.00 0.264% Deutsche Bank Antigenics
 02/04/00 $ 18.00 9,300 0.014% $ 63,000,000.00 0.266% Piper
      Jaffray Asiainfo 03/03/00 $ 24.00 4,000 0.006% $
120,000,000.00 0.020% Deutsche Bank Avx Corporation 02/16/00
$ 63.00 45,000 0.201% $ 330,750,000.00 0.857% Merrill Lynch
     Capstone Turbine 06/28/00 $ 16.00 17,900 0.018% $
 145,454,544.00 0.197% Goldman Sachs Digex Inc. 02/11/00 $
  90.00 60,000 0.390% $ 990,000,000.00 0.545% Bear Stearns
Eloquent Inc. 02/16/00 $ 16.00 16,000 0.018% $ 72,000,000.00
 0.356% Piper Jaffray E.Piphany Inc. 01/20/00 $178.50 8,500
0.124% $ 660,450,000.00 0.230% CS First Boston Medarex Inc.
03/02/00 $172.00 8,900 0.099% $ 338,837,580.00 0.475% First
 Union Cap. Markets Oracle of Japan 04/28/00 $760.82 3,150 0.161% $ 7,379,970,389.00 0.032% Salomon Smith Barney Palm
Inc. 03/01/00 $ 38.00 19,350 0.045% $ 874,000,000.00 0.084%
   BancAmerica Webmethods 02/10/00 $ 35.00 4,700 0.012% $
   143,500,000.00 0.115% Dain Rauscher * Price listed in
                          pesetas.